Exhibit 10.ii.f

SUPPLY AGREEMENT

URUGUAY

DATE:	December 29, 2006

SELLER:	MOSAIC FERTILIZER, LLC
8813 HWY 41 SOUTH
RIVERVIEW, FL 33569

BUYER:	CROP URUGUAY S.A.
Plaza Independencia 831
Piso 9° Oficina 908
Montevideo
Rep. Oriental del Uruguay

PRODUCT:	DAP AND MAP

SPECIFICATIONS:	SPECIFICATIONS ATTACHED PURSUANT TO GEOGRAPHIC LOCATIONS

MARKET:	URUGUAY

PERIOD:	JULY – AUGUST 2006

PRICING:	MAP AT $293/mt CFR Uruguay
DAP AT $291//mt CFR Uruguay

QUANTITY:	5,700mt MAP +/-10%
1,600mt DAP +/-10%

DELIVERY:	AUGUST 2006

PAYMENT:	WIRE TRANSFER UPON RECEIPT OF DOCUMENTS

TERMS:	MOSAIC TERMS AND CONDITIONS TO APPLY. (SEE ATTACHED)

CROP URUGUAY S.A.	MOSAIC FERTILIZER, LLC

By:	By:
Name:	Name:
Its:	Its: